Exhibit 10.53
SECOND AMENDMENT
TO THE
PLUMAS BANK
EXECUTIVE SALARY CONTINUATION AGREEMENT
DATED JUNE 2, 1994
AND AMENDED FEBRUARY 16, 2000
FOR
DOUGLAS N. BIDDLE
This Second Amendment is adopted this 17th day of December, 2008, effective as of January 1, 2005, by and between Plumas Bank, a state-chartered commercial bank located in Quincy, California (the “Employer”), and Douglas N. Biddle (the “Executive”).
RECITALS
WHEREAS, the Executive is in the employ of the Employer, and has faithfully served the Employer for many years. It is the consensus of the Board of Directors (Board) and its compensation committee that the Executive’s services have been of exceptional merit and an invaluable contribution to the profits and position of the Employer in its field of activity; and
WHEREAS, the Employer and the Executive are parties to that certain Executive Salary Continuation Agreement, dated June 2, 1994, and amended February 16, 2000, (Grandfathered Agreement) which provides for the payment of certain benefits; and
WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain salary continuation benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer’s employment; and
WHEREAS, section 885 of the American Jobs Creation Act of 2004 amended the Internal Revenue Code (Code) to add section 409A implementing detailed rules regarding deferred compensation; and
WHEREAS, Notice 2005-1 was subsequently issued by the Treasury Department providing additional guidance on transitioning a plan of deferred compensation, such as this Agreement, into compliance with Code section 409A. Notice 2005-1 announced that a deferred compensation plan subject to Code section 409A must be operated in good faith compliance with the provisions of Code section 409A and Notice 2005-1 during the 2005 calendar year. Supplemental guidance from the IRS has extended the good faith compliance period through December 31, 2008. Final Treasury Regulations were issued on April 10, 2007 and are effective January 1, 2009; and

WHEREAS, pursuant to the Treasury regulations and other published IRS guidance, benefits vested under the agreement between the Employer and the Executive as of December 31, 2004 (Grandfathered Agreement) are eligible for grandfather treatment and shall not be subject to Code section 409A; and
WHEREAS, as of December 31, 2004, Executive was vested in 47.4% of an Annual Benefit of $62,000 payable over 15 years upon the earlier of reaching age 65 or the Executive’s death; and
WHEREAS, the Grandfathered Agreement is being amended by this Second Amendment to the Executive Salary Continuation Agreement for Douglas N. Biddle of even date herewith (Second Amendment) to attach a notice of its grandfathered status and to clarify that the benefits vested under the Grandfathered Agreement are not subject to Code section 409A; and
WHEREAS, since such Second Amendment is not a material modification of the Grandfathered Agreement that would subject it to Code section 409A; and
WHEREAS, the terms of the Grandfathered Agreement in effect on December 31, 2004, as clarified by this Second Amendment shall (i) remain in full force and effect, and (ii) govern all benefits vested as of December 31, 2004. This Second Amendment shall in no way be construed to limit, replace or abridge benefits payable under the Grandfathered Agreement.
NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:
The undersigned hereby amends the Agreement for the purpose of clarifying that the Agreement is grandfathered from having to comply with section 409A of the Internal Revenue Code unless it is materially modified and to provide that it shall be materially modified. Therefore, the following changes shall be made:
The Grandfathered Agreement shall be amended by adding the Notice attached hereto as Exhibit A to the front thereof as a cover page.
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IN WITNESS OF THE ABOVE, the Employer and the Executive hereby consent to this Second Amendment.

Executive:	Plumas Bank

/s/ D. N. Biddle	By:	/s/ Daniel E. West

Douglas N. Biddle		Title:	Chairman of the Board
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EXHIBIT A
NOTICE
THE BOARD OF DIRECTORS OF THE COMPANY (BOARD) HAS RESOLVED AND DIRECTED THAT THE DEFERRED COMPENSATION CREDITED TO THE ACCOUNT OF DOUGLAS N. BIDDLE (EXECUTIVE) UNDER THE ATTACHED EXECUTIVE SALARY CONTINUATION AGREEMENT BETWEEN COMPANY AND EXECUTIVE DATED JUNE 2, 1994, AND AMENDED FEBRUARY 16, 2000 (GRANDFATHERED AGREEMENT), AND EARNED AND VESTED AS OF DECEMBER 31, 2004 BE SEGREGATED FROZEN AND GRANDFATHERED UNDER THE PROVISIONS OF THE GRANDFATHERED AGREEMENT IN EFFECT ON OCTOBER 3, 2004 AND THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND IN EFFECT PRIOR TO THE EFFECTIVE DATE OF INTERNAL REVENUE CODE SECTION 409A AS ENACTED BY THE AMERICAN JOBS CREATION ACT OF 2004; THAT TO PRESERVE SUCH GRANDFATHERING, THE PROVISIONS OF THE ORIGINAL AGREEMENT AS IN EFFECT ON OCTOBER 3, 2004, SHALL NOT BE MATERIALLY MODIFIED (AS THAT TERM IS DEFINED IN INTERNAL REVENUE SERVICE NOTICE 2005-1) AFTER OCTOBER 3, 2004 WITH RESPECT TO DEFERRED COMPENSATION THAT WAS CREDITED TO EXECUTIVE’S ACCOUNT AND EARNED AND VESTED AS OF DECEMBER 31, 2004; AND THAT ANY ATTEMPT TO SO MATERIALLY MODIFY THE ORIGINAL AGREEMENT AFTER THAT DATE SHALL BE NULL AND VOID.
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